UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2008, the Company effectuated the previously announced 1-for-10,036,763 reverse stock split (the "Reverse Stock Split") of its Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), and Class B Common Stock, par value $0.001 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), by filing an amendment to its certificate of incorporation. Upon effectuation of the Reverse Stock Split, CIG Media LLC became the sole holder of the Company's outstanding Common Stock and all other holders shall be entitled to the right to receive cash in the amount of $1.46 for each share of Class A Common Stock held immediately prior to the Reverse Stock Split.

On February 19, 2008, the Company filed a Form 25 with the Securities and Exchange Commission related to the withdrawal of its Class A Common Stock from listing on the American Stock Exchange (the "AMEX"). Thereafter, on the same day, AMEX suspended trading in the Class A Common Stock.

Item 7.01 Regulation FD Disclosure.

On February 20, 2008, the Company issued a press release announcing the completion of the Reverse Stock Split and the suspension of trading of the Company's Class A Common Stock on AMEX. The text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is filed as an Exhibit to this report:

99.1 Press Release of ION Media Networks, Inc. dated February 20, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

February 20, 2008	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of ION Media Networks, Inc. dated February 20, 2008.